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                                                                    EXHIBIT 99.3
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           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP

                SPECIAL MEETING TO BE HELD


    THIS PROXY IS SOLICITED ON BEHALF OF THE GENERAL PARTNER OF USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP (THE "PARTNERSHIP").


   The undersigned hereby appoints Edward B. Kelley and Randal R. Seewald, and each of them, jointly and severally, as Proxies, each with full power of substitution, to vote all of the undersigned's Limited Partnership Units in the
Partnership, held of record on               , at the Special Meeting of Limited
Partners or at any postponements or adjournments thereof, on the proposals set forth below, as directed.



1. Approval of the Amended and Restated Agreement and Plan of Merger, dated as of June 30, 1997, by and between American Industrial Properties REIT (the "Trust") and the Partnership.


       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN


2. If proposal one is approved, approval of amendments to the Agreement of Limited Partnership of the Partnership authorizing (i) the proposed merger of the Partnership with and into the Trust, whether or not the Trust would be regarded as an affiliate of the General Partner, (ii) the sale to USAA Real Estate Company, or to an affiliate of the same, of the Partnership's interest in the joint venture which owns the Sequoia Plaza I Building, and (iii) such other actions as may be necessary under or contemplated by the Merger Agreement or the Joint Proxy Statement/Prospectus, irrespective of any provision of the Agreement of Limited Partnership of the Partnership which might otherwise prohibit such actions.



       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN


3. Postponement or adjournment of the Special Meeting for any reason, including for the solicitation of additional votes, if necessary.

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTION MADE ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE AND TWO. THE PROXIES WILL VOTE WITH RESPECT TO THE THIRD PROPOSAL ACCORDING TO THEIR BEST JUDGMENT. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE RECORDS OF THE PARTNERSHIP.

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    By signing and returning this Proxy, the undersigned acknowledges receipt of the Notice of Special Meeting and Joint Proxy Statement/ Prospectus delivered herewith.

                                                Dated                      , 199
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                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                  Signature (if held jointly)

                                                --------------------------------
                                                             Title

                                                Please sign exactly as name
                                                appears hereon. When limited
                                                partnership units are held by
                                                joint tenants, both should sign.
                                                When signing as an attorney,
                                                executor, administrator, trustee
                                                or guardian, please give full
                                                title of such. If a corporation,
                                                please sign in corporate name by
                                                President or other authorized
                                                officer. If a partnership,
                                                please sign in partnership name
                                                by authorized person.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE OR DELIVER TO: The Herman Group, Inc., 2121 San Jacinto Street, 26th Floor, Dallas, Texas 75201. FACSIMILE COPIES OF THE PROXY, PROPERLY COMPLETED AND DULY EXECUTED, WILL BE ACCEPTED AT (214) 999-9323 UNTIL 5:00 P.M.
DALLAS TIME ON           , 199 . If you have any questions, please call Randal
R. Seewald at (800) 531-8876.


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